EXHIBIT 23(e)

       [Donaldson, Lufkin & Jenrette Securities Corporation Letterhead]

                                  CONSENT OF
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

      We hereby consent to (i) the inclusion of our opinion letter, dated February 6, 1997, to the Board of Directors of CVS Corporation ("CVS") as Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of CVS relating to the proposed merger of North Acquisition Corp., a wholly-owned subsidiary of CVS, with and into Revco D.S., Inc. and (ii) all references made to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                           DONALDSON, LUFKIN & JENRETTE
                                             SECURITIES CORPORATION



Los Angeles, California
March 28, 1997